Exhibit 99.1

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1) The accompanying Annual Report on Form 10-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 18, 2003

/s/ Mark A. Anderson
Mark A. Anderson
President, Chief Executive Officer

/s/ Craig A. Weiss
Craig A. Weiss
Executive Vice President, Chief Financial Officer